Exhibit 16(4)(d)
Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
P.O. Box 30670
Hartford, Connecticut 06150-0670
(800) 531-4547

You may call the toll-free number shown above for
answers to questions or to resolve a complaint.

Aetna Insurance Company of America, a stock
company, herein called Aetna, agrees to pay the
benefits stated in this Contract.
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Certificate of Group	To the Certificate Holder:
Annuity Coverage
Aetna certifies that coverage is in force for you
under the stated Group Annuity Contract and
Certificate numbers. All data shown here is taken
from Aetna records and is based upon information
furnished by you.

This Certificate is a summary of the Group
Annuity Contract provisions. It replaces any and
all prior certificates or endorsements issued to
you under the stated Contract and Certificate
numbers. This Certificate is for information only
and is not a part of the Contract.

The variable features of the Group Contract are
described in parts III and IV.

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Right to Cancel	You may cancel your Account within 10 days by
returning it to the agent from whom it was
purchased, or to Aetna at the address shown
above. Within seven days of receiving this
Certificate at its home office, Aetna will return
the amount of Purchase Payment(s) received, plus
any increase, or minus any decrease, on the
amount, if any, of Purchase Payment(s) allocated
to the Separate Account fund(s).

/s/ Dan Kearney	/s/ Maria F. McKeon
President	Secretary

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Contract Holder	Group Annuity Contract No.
SPECIMEN	SPECIMEN
- --------------------------------------------------------------------------------
Certificate Holder	Certificate No.
SPECIMEN	SPECIMEN
SPECIMEN
- --------------------------------------------------------------------------------
Annuitant Name	Type of Plan
SPECIMEN	SPECIMEN
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN
INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA
DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

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Specifications

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Guaranteed Interest Rate	There are guaranteed interest rates for amounts
held in the AG Account (See Certificate
Schedule I).
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Deductions from the	There will be deductions for mortality and
Separate Account	expense risks and administrative fees. (See
Account Certificate Schedule I and II).
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Deduction from Purchase	The Purchase Payment is subject to a deduction
Payment(s)	for premium taxes, if any. (See 3.01.)

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Surrender Fee	There will be a charge deducted upon surrender.
(See Certificate Schedule I).

2

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Contract Schedule I
Accumulation Period

Separate Account

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Separate Account:	Variable Annuity Account I

Charges to Separate Account:	A daily charge is deducted from any portion of
	the Current Value allocated to the Separate
	Account. The deduction is the daily equivalent
	of the annual effective percentage shown in the
following chart:

	Administrative Charge	0.10%
	Mortality Risk Charge	0.35%
	Expense Risk Charge	0.90%
		----
	Total Separate Account Charges	1.25%

AICA Guaranteed Account (AG Account)

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Minimum
Guaranteed Interest
Rate:	3.0% (effective annual rate of return)

Separate Account and AG Account

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Transfers:	An unlimited number of Transfers are allowed
	during the Accumulation Period. Aetna allows
	12 free Transfers in any calendar year.
	Thereafter, Aetna reserves the right to charge
	$10 for each subsequent Transfer.

Maintenance Fee:	The annual Maintenance Fee is $30. If the
	Account's Current Value is $50,000 or more on
	the date the Maintenance Fee is to be deducted,
	the Maintenance Fee is $0.

Surrender Fee:	For each surrender, the Surrender Fee will be
	determined as follows:

	Length of Time from	Surrender Fee
	Deposit of Net	(as percentage of
	Purchase Payment (Years)	Net Purchase Payment

	Less than 2 years	6%
	2 or more but less than 3	5%
	3 or more but less than 4	4%
	4 or more but less than 5	3%
	5 or more but less than 6	2%
	6 or more but less than 7	0%
7 or more years

Systematic	The specified payment or specified percentage
Withdrawal Option	may not be greater than 10% of the Account's
(SWO):	Current Value at time of election.

See 1. GENERAL DEFINITIONS for explanations.

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Contract Schedule II
Annuity Period

Separate Account

- --------------------------------------------------------------------------------Charges to Separate Account: A daily charge at an annual effective rate of 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option.

This charge will not exceed 0.25%.

Variable Annuity Assumed Annual Net Return Rate:

If a Variable Annuity is chosen, an assumed annual net return rate of 5.0% may be elected. If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

The assumed annual net return rate factor for 3.5% per year is 0.9999058.

The assumed annual net return rate factor for 5.0% per year is 0.9998663.

If the portion of a Variable Annuity payment for

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any Fund is not to decrease, the Annuity return
factor under the Separate Account for that Fund
must be:

(a) 4.75% on an annual basis plus an annual
return of up to 0.25% to offset the
administrative charge set at the time
Annuity payments commence if an assumed
annual net return rate of 3.5% is chosen;
or

(b) 6.25% on an annual basis plus an annual
return of up to 0.25% to offset the
administrative charge set at the time
Annuity payments commence, if an assumed
annual net return rate of 5% is chosen.

Fixed Annuity

- --------------------------------------------------------------------------------Minimum Guaranteed Interest 3.0% (effective annual rate of return) Rate: See 1. GENERAL DEFINITIONS for explanations.

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TABLE OF CONTENTS

I.	GENERAL DEFINITIONS
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1.01	Account	7
1.02	Accumulation Period	7
1.03	Adjusted Current Value	7
1.04	AICA Guaranteed Account (AG Account)	7
1.05	Annuitant	7
1.06	Annuity	7
1.07	Beneficiary	7
1.08	Certificate Holder	7
1.09	Code	7
1.10	Contract	7
1.11	Contract Holder	7
1.12	Current Value	8
1.13	Deposit Period	8
1.14	Dollar Cost Averaging	8
1.15	Fixed Annuity	8
1.16	Fund(s)	8
1.17	General Account	8
1.18	Guaranteed Rates -- AG Account	8
1.19	Guaranteed Term	8
1.20	Guaranteed Term(s) Groups	9
1.21	Maintenance Fee	9
1.22	Market Value Adjustment (MVA)	9
1.23	Matured Term Value	9
1.24	Matured Term Value Transfer	9
1.25	Maturity Date	9
1.26	Net Purchase Payment(s)	9
1.27	Nonunitized Separate Account	9
1.28	Purchase Payment(s)	9
1.29	Reinvestment	10
1.30	Separate Account	10
1.31	Surrender Value	10
1.32	Transfers	10
1.33	Valuation Period (Period)	10
1.34	Variable Annuity	10

II.	GENERAL PROVISIONS
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2.01	Change of Contract		10
2.02	Change of Fund(s)		12
2.03	Nonparticipating Contract		12
2.04	Payments and Elections		12

		5
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2.05	State Laws		12
2.06	Control of Contract		12
2.07	Designation of Beneficiary		13
2.08	Misstatements and Adjustments		13
2.09	Incontestability		13
2.10	Grace Period		13
2.11	Individual Certificates		13

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	Net Purchase Payment	13
3.02	Certificate Holder's Account	14
3.03	Fund(s) Record Units -- Separate Account	14

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3.04	Net Return Factor(s) -- Separate Account	14
3.05	Fund Record Unit Value - Separate Account	15
3.06	Market Value Adjustment	15
3.07	Transfer of Current Value from the Funds or AG Account	16
3.08	Notice to the Certificate Holder	17
3.09	Loans 17
3.10	Systematic Withdrawal Option (SWO)	17
3.11	Death Benefit Amount	19
3.12	Death Benefit Options Available to Beneficiary	19
3.13	Liquidation of Surrender Value	21
3.14	Surrender Fee	22
3.15	Payment of Surrender Value	22
3.16	Payment of Adjusted Current Value	23

IV.	ANNUITY PROVISIONS
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4.01	Choices	23
4.02	Terms of Annuity Options	23
4.03	Death of Annuitant/Beneficiary	24
4.04	Fund(s) Annuity Units Separate Account	25
4.05	Fund(s) Annuity Unit Value -- Separate Account	26
4.06	Annuity Net Return Factor(s) -- Separate Account	26
4.07	Annuity Options	27

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I.	GENERAL DEFINITIONS
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1.01	Account:
1.02	Accumulation Period:

1.03	Adjusted Current Value:

1.04	AICA Guaranteed Account
(AG Account):

1.05	Annuitant:
1.06	Annuity:
1.07	Beneficiary:
1.08	Certificate Holder:

1.09	Code:
1.10	Contract:
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A record established for each Certificate Holder to maintain the value of all Net Purchase Payments held on his/her behalf during the Accumulation Period.

The period during which the Net Purchase Payment(s) are applied to an Account to provide future Annuity payment(s).

The Current Value of an Account plus or minus any aggregate AG Account MVA, if applicable. (See 1.22)

An accumulation option where Aetna guarantees stipulated rate(s) of interest for specified periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG Account.

The person whose life is measured for purposes of the guaranteed death benefit and the duration of Annuity payments under this Contract.

Payment of an income:

(a)	For the life of one or two persons;
(b)	For a stated period; or
(c)	For some combination of (a) and (b).

The individual or estate entitled to receive any death benefit due under the Contract. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

A person who purchases an interest in this Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint Certificate Holder must be the spouse of the other joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise.

The Internal Revenue Code of 1986, as it may be amended from time to time.

This agreement between Aetna and the Contract Holder.

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1.11	Contract Holder:
1.12	Current Value:
1.13	Deposit Period:
1.14	Dollar Cost Averaging:
1.15	Fixed Annuity:
1.16	Fund(s):
1.17	General Account:
1.18	Guaranteed Rates -- AG Account:

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1.19	Guaranteed Term:

The entity to which the Contract is issued.

As of the most recent Valuation Period, the Net
Purchase Payment and any additional amount
deposited pursuant to 3.11 plus any interest
added to the portion allocated to the AG
Account; and plus or minus the investment
experience of the portion allocated to the Funds
since deposit; less all Maintenance Fees
deducted, any amounts surrendered and any
amounts applied to an Annuity.

A calendar week, a calendar month, a calendar
quarter, or any other period of time specified
by Aetna during which Net Purchase Payment(s),
Transfers and Reinvestments are accepted into
the AG Account for one or more Guaranteed Terms.
Aetna reserves the right to extend the Deposit
Period.

A program that permits the Certificate Holder to
systematically transfer amounts from any of the
Funds and the one-year AG Account Guaranteed
Term to any of the Funds. Dollar Cost Averaging
is not available with the Systematic Withdrawal
Option or the Estate Conservation Option.

An Annuity with payments that do not vary in
amount.

The open-end management investment companies
(mutual funds) in which the Separate Account
invests.

The Account holding the assets of Aetna, other
than those assets held in Aetna's separate
accounts.

Aetna will declare the interest rate(s)
applicable to a specific Guaranteed Term at the
start of the Deposit Period for that Guaranteed
Term. The rate(s) are guaranteed by Aetna for
that Deposit Period and the ensuing Guaranteed
Term. The Guaranteed Rates are annual effective
yields. That is, interest is credited daily at a
rate that will produce the Guaranteed Rate over
the period of a year. No Guaranteed Rate will
ever be less than the Minimum Guaranteed Rate
shown on Contract Schedule 1.

For Guaranteed Terms of one year or less, one
Guaranteed Rate is credited for the full
Guaranteed Term. For longer Guaranteed Terms, an
initial Guaranteed Rate is credited from the
date of deposit to the end of a specified period
within the Guaranteed Term. There may be
different Guaranteed Rate(s) declared for
subsequent specified time intervals throughout
the Guaranteed Term.

The period of time for which AG Account
Guaranteed Rates are guaranteed on Net Purchase
Payments, Transfers and Reinvestments made into
a current Deposit Period for the AG Account.
Such period begins on the day following the
close of the Deposit Period and ends on the
designated Maturity Date. Guaranteed Terms are
offered at Aetna's discretion for various
lengths of time ranging up to and including ten
years.

1.19	Guaranteed Term (Cont'd): During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The
Certificate Holder may allocate Net Purchase
Payments and Transfers into any or all of the
available Guaranteed Terms.

1.20	Guaranteed Term(s)	All AG Account Guaranteed Term(s) with the same
	Groups:	length of time from the close of the Deposit
Period until the designated Maturity Date.

1.21	Maintenance Fee:	The Maintenance Fee (see Contract Schedule I)
will be deducted during the Accumulation Period
from the Current Value on each anniversary of
the date the Account is established and upon
surrender of the entire Account.

1.22	Market Value Adjustment	An adjustment that may apply to an amount
	(MVA):	withdrawn or transferred from an AG Account
Guaranteed Term prior to the end of that

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1.23	Matured Term Value:
1.24	Matured Term Value Transfer:
1.25	Maturity Date:
1.26	Net Purchase Payment(s):

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Guaranteed Term. The adjustment reflects the
change in the value of the investment due to
changes in interest rates since the date of
deposit and is computed using the formula given
in 3.06. The adjustment is expressed as a
percentage of each dollar being withdrawn.

The amount payable on an AG Account Guaranteed
Term's Maturity Date.

During the calendar month following an AG
Account Maturity Date, the Certificate Holder
may notify Aetna's home office in writing to
Transfer or surrender all or part of the Matured
Term Value, plus interest at the new Guaranteed
Rate accrued thereon, from the AG Account
without an MVA. This provision only applies to
the first such written request received from the
Certificate Holder during this period for any
Matured Term Value.

The last day of an AG Account Guaranteed Term.

The Purchase Payment less premium
taxes, as applicable.

1.27	Nonunitized	A separate account set up by Aetna under
	Separate Account:	Title 38, Section 38a-433, of the Connecticut
General Statutes, that holds assets for AG
Account Terms. There are no discrete units for
this Account. The Certificate Holder does not
participate in the investment gain or loss from
the assets held in the Nonunitized Separate
Account. Such gain or loss is borne entirely by
Aetna. These assets may be chargeable with
liabilities arising out of any other business of
Aetna.

1.28	Purchase Payment(s):	Payment(s) accepted by Aetna at its home office.
Aetna reserves the right to refuse to accept any
Purchase Payment at any time for any reason. No
advance notice will be given to the Contract
Holder or Certificate Holder.

1.29	Reinvestment:	Aetna will mail a notice to the Certificate
Holder at least 18 calendar days before a
Guaranteed Term's Maturity Date. This notice
will contain the Terms available during the
current Deposit Periods with their Guaranteed
Rate(s) and projected Matured Term Value. If no
specific direction is given by the Certificate
Holder prior to the Maturity Date, each Matured
Term Value will be reinvested in the current
Deposit Period for a Guaranteed Term of the same
duration. If a Guaranteed Term of the same
duration is unavailable, each Matured Term Value
will automatically be reinvested in the current
Deposit Period for the next shortest Guaranteed
Term available. If no shorter Guaranteed Term is
available, the next longer Guaranteed Term will
be used. Aetna will mail a confirmation
statement to the Certificate Holder the next
business day after the Maturity Date. This
notice will state the Guaranteed Term and
Guaranteed Rate(s) which will apply to the
reinvested Matured Term Value.

1.30	Separate Account:	A separate account that buys and holds shares of
the Fund(s). Income, gains or losses, realized
or unrealized, are credited or charged to the
Separate Account without regard to other income,
gains or losses of Aetna. Aetna owns the assets
held in the Separate Account and is not a
trustee as to such amounts. This Separate
Account generally is not guaranteed and is held
at market value. The assets of the Separate
Account, to the extent of reserves and other
contract liabilities of the Account, shall not
be charged with other Aetna liabilities.

1.31	Surrender Value:	The amount payable by Aetna upon the surrender
of any portion of an Account.

1.32	Transfers:	The movement of invested amounts among the
available Fund(s) and the AG Account under this
Contract during the Accumulation Period.

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1.33	Valuation Period (Period):
1.34	Variable Annuity:
II.	GENERAL PROVISIONS

The period of time for which a Fund determines
its net asset value, usually from 4:15 p.m.
Eastern time each day the New York Stock
Exchange is open until 4:15 p.m. the next such
day, or such other day that one or more of the
Funds determines its net asset value.

An Annuity with payments that vary with the net
investment results of one or more Funds under
the Separate Account.

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1.01	Change of Contract:
2.01	Change of Contract (Cont'd):

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2.02	Change of Fund(s):

Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. This applies to an initial Purchase Payment to establish a new Account or to subsequent Purchase Payments to existing Accounts under the Contract. No advance notice will be given to the Contract Holder or Certificate Holder.

Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

Aetna reserves the right to change the terms of the Systematic Withdrawal Option (3.10) for future elections and discontinue the availability of this option after proper notification.

Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

(a)	Net Purchase Payment (1.26)
(b)	AG Account Guaranteed Rate (1.18)
(c)	Net Return Factor(s) -- Separate Account (3.04)
(d)	Current Value (1.12)
(9)	Surrender Value (1.31)
(f)	Fund(s) Annuity Unit Value -- Separate Account (4.05)
(g)	Annuity options (4.07)
(h)	Fixed Annuity Interest Rates (4.01)
(i)	Transfers (1.32).

Any change that affects the Annuity options and the tables for the options may be made:

(a)	No earlier than 12 months after the effective date of this Contract; and
(b)	No earlier than 12 months after the effective date of any prior change.

Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

The assets of the Separate. Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution

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2.03	Nonparticipating Contract:
2.04	Payments and Elections:

2.05 State Laws:

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or addition of Funds will be done in accordance
with applicable state and federal securities
laws. Aetna reserves the right to substitute
shares of another Fund for shares already
acquired without a proxy vote.

The Contract Holder, Certificate Holders or
Beneficiaries will not have a right to share in
the earnings of Aetna.

While the Certificate Holder is living, Aetna
will pay the Certificate Holder any Annuity
payments as and when due. After the Certificate
Holder's death, or at the death of the first
Certificate Holder if the Account is owned
jointly, any Annuity payments required to be
made will be paid in accordance with 4.03. Aetna
will determine other payments and/or elections
as of the end of the Valuation Period in which
the request is received at its home office. Such
payments will be made within seven calendar days
of receipt at its home office of a written claim
for payment which is in good order, except as
provided in 3.15.

The Contract and the Certificates comply with
the laws of the state in which they are
delivered. Any surrender, death, or Annuity
payments are equal to or greater than the
minimum required by such laws. Annuity tables
for legal reserve valuation shall be as required
by state law. Such tables may be different from
Annuity tables used to determine Annuity
payments.

2.06	Control of	This is a Contract between the Contract Holder
	Contract:	and Aetna. The Contract Holder has title to the
Contract. Contract Holder rights are limited to
accepting or rejecting Contract modifications.
The Certificate Holder has all other rights to
amounts held in his or her Account.

Each Certificate Holder shall own all amounts
held in his or her Account. Each Certificate
Holder may make any choices allowed by this
Contract for his or her Account. Choices made
under this Contract must be in writing. If the
Account is owned jointly, both Certificate
Holders must authorize any Certificate Holder
change in writing. Until receipt of such choices
at Aetna's home office, Aetna may rely on any
previous choices made.

The Contract is not subject to the claims of any
creditors of the Contract Holder or the
Certificate Holder, except to the extent
permitted by law.

2.06	Control of Contract	The Certificate Holder may assign or transfer
	(Cont'd):	his or her rights under the Contract. Aetna
reserves the right not to accept assignment or
transfer to a nonnatural person. Any assignment
or transfer made must be submitted to Aetna's
home office in writing and will not be effective
until accepted by Aetna.

2.07	Designation of	Each Certificate Holder shall name his or her
	Beneficiary:	Beneficiary. If the Account is owned jointly,
both joint Certificate Holders must agree in
writing to the Beneficiary designated. The
Beneficiary may be changed at any time. Changes
to a Beneficiary must be submitted to Aetna's
home office in writing and will not be effective
until accepted by Aetna. If the Account is owned
jointly, at the death of one joint Certificate
Holder, the survivor will be deemed the
Beneficiary; any other Beneficiary on record
will be deemed a contingent Beneficiary.

2.08	Misstatements	If Aetna finds the age of any Annuitant to be
	and Adjustments:	misstated, the correct facts will be used to
adjust payments.

2.09	Incontestability:	Aetna cannot cancel this Contract because of
any error of fact.

2.10	Grace Period:	This Contract will remain in effect even if
Purchase Payments are not continued except as
provided in the Payment of Adjusted Current
Value provision (see 3.17).

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2.11	Individual	Aetna shall issue a certificate to each
	Certificates	Certificate Holder. The certificate will
summarize certain provisions of the Contract.
Certificates are for information only and are
not a part of the Contract.

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	Net Purchase	This amount is the actual Purchase Payment less
	Payment:	any premium tax. Aetna reserves the right to pay
premium taxes when due and deduct the amount
from the Current Value when we pay the tax or at
a later date.

The Net Purchase payment will be credited among:

(a)	The current Deposit Period(s) for Guaranteed Terms under the AG Account; and
(b)	The Fund(s) in which the Separate Account invests.

3.01	Net Purchase	For each Net Purchase Payment, the Certificate
	Payment (Cont'd):	Holder shall tell Aetna the allocation
percentage to be applied to the current Deposit
Period for each of the available Guaranteed
Terms in the AG Account and/or each Fund. If
allocation instructions are not received along
with any subsequent Net Purchase Payment, the
allocation will be the same as that indicated
when the Contract was purchased. If the same
Guaranteed Term is no longer available, the Net
Purchase Payment will be allocated to the next
shortest Guaranteed Term available in the
current Deposit Period. If no shorter Guaranteed
Term is available, the next longer Guaranteed
Term will be used.

3.02	Certificate	Aetna will maintain an Account for each
	Holder's Account:	Certificate Holder.

Aetna will declare from time to time the
acceptability and the minimum amount for
additional Purchase Payments. Each Account will
be subject to the Terms and Conditions of the
Contract in effect at the time the first
Purchase Payment for such Account is applied to
the Contract except for changes made to comply
with federal or state law.

3.03	Fund(s) Record Units -- The portion of the Net Purchase Payment(s)

Separate Account:

applied to each Fund under the Separate Account will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's home office.

3.04	Net Return Factor(s) -- The net return factor(s) are used to compute all

Separate Account:

Separate Account record units for any Fund.

The net return factor(s) for each Fund is equal
to 1.0000000 plus the net return rate.

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The net return rate is equal to:

(a)	The value of the shares of the Fund held by the Separate Account at the end of the Valuation Period; minus
(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(d)	The total value of the Fund(s) record units and Fund(s) annuity units of the Separate Account at the start of the Valuation Period; minus
(e)	A daily Separate Account charge at an annual

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rate as shown on Contract Schedule I for
mortality and expense risks, which may
include profit; and a daily administrative
charge.

3.04	Net Return Factor(s) -- A net return rate may be more or less than 0%.

	Separate Account	The value of a share of the Fund is equal to the
	(Cont.):	net assets of the Fund divided by the number of
shares outstanding.

3.05	Fund Record Unit	A Fund record unit value is computed by
	Value -- Separate	multiplying the net return factors for the
	Account:	current Valuation Period by the Fund record unit
value for the previous Period. The dollar value
of Fund record units, Separate Account assets,
and Variable Annuity payments may go up or down
due to investment gain or loss.

3.06	Market Value	An MVA will apply to any withdrawal from the AG
	Adjustment:	Account before the end of a Guaranteed Term when
the withdrawal is:

(a) A Transfer; except for Transfers from the
one-year AG Account Guaranteed Account
under the Dollar Cost Averaging program or,
as specified in 1.24 Matured Term Value
Transfer;

(b) A full or partial surrender (including a
10% free withdrawal under 3.14); except for
a partial withdrawal under the Systematic
Withdrawal Option; or

(c) Due to election of an Annuity (see 4.07).

Full and partial surrenders and Transfers made
within six months after the date of the
Annuitant's death will be the greater of:

(a) The aggregate MVA amount which is the sum
of all market value adjusted amounts
calculated due to a withdrawal of amounts.
This total may be greater or less than the
Current Value of those amounts; or

(b) The applicable portion of the Current Value
in the AG Account.


After the six-month period, the surrender or
Transfer will be the aggregate MVA amount,
which may be greater or less than the Current
Value of those amounts.

The greater of the aggregate MVA amount or the
applicable portion of the Current Value applies
to amounts withdrawn from the AG Account on
account of an election of Annuity options 2 or
3 (see 4.07).

Market value adjusted amounts will be equal to
the amount withdrawn multiplied by the
following ratio:

X
---
365

( 1 + i )
------------
X
---
365
( 1 + j )

3.06	Market Value	Where:
Adjustment (Cont'd):
i is the Deposit Period Yield

		j	is the Current Yield

		x	is the number of days remaining, (computed
from Wednesday of the week of withdrawal)
in the Guaranteed Term.

The Deposit Period Yield will be determined as
follows:

(a) At the close of the last business day of
each week of the Deposit Period, a yield
will be computed as the average of the
yields on that day of U.S. Treasury Notes

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3.07	Transfer of Current Value from the Funds or AG Account:
3.07	Transfer of Current Value from the Funds or AG
Account (Cont'd):
3.08	Notice to the Certificate Holder:


which mature in the last three months of
the Guaranteed Term.

(b) The Deposit Period Yield is the average of
those yields for the Deposit Period. If
withdrawal is made before the close of the
Deposit Period, it is the average of those
yields on each week preceding withdrawal.

The Current Yield is the average of the yields
on the last business day of the week preceding
withdrawal on the same U.S. Treasury Notes
included in the Deposit Period Yield.

In the event that no U.S. Treasury Notes which
mature in the last three months of the
Guaranteed Term exist, Aetna reserves the right
to use the U.S. Treasury Notes that mature in
the following quarter.

Before an Annuity option is elected, all or any
portion of the Adjusted Current Value of the
Certificate Holder's Account may be transferred
from any Fund or Guaranteed Term of the AG
Account:

(a)	To any other Fund; or
(b)	To any Guaranteed Term of the AG Account available in the current Deposit Period.

Transfer requests can be submitted as a
percentage or as a dollar amount. Aetna may
establish a minimum transfer amount. Within a
Guaranteed Term Group, the amount to be
surrendered or transferred will be withdrawn
first from the oldest Deposit Period, then from
the next oldest, and so on until the amount
requested is satisfied.

The Certificate Holder may make an unlimited
number of Transfers during the Accumulation
Period. The number of free Transfers allowed by
Aetna is shown on Contract Schedule I.
Additional Transfers may be subject to a
Transfer fee as shown on Contract Schedule I.

Amounts transferred from the AG Account under
the Dollar Cost Averaging program, or amounts
transferred as a Matured Term Value on or within
one calendar month of a Term's Maturity Date do
not count against the annual Transfer limit.

Amounts applied to Guaranteed Terms of the AG
Account may not be transferred to the Funds or
to another Guaranteed Term during the Deposit
Period or for 90 days after the close of the
Deposit Period except for (1) Matured Term
Value(s) during the calendar month following the
Term's Maturity Date; (2) amounts used as a
premium for an Annuity option; (3) amounts
transferred from the one-year AG Account
Guaranteed Term under the Dollar Cost Averaging
program; and (4) amounts distributed under the
Systematic Withdrawal Option.

The Certificate Holder will receive quarterly
statements from Aetna of:

(a)	The value of any amounts held in:
(1) The AG Account; and
(2) The Fund(s) under the Separate Account.
(b)	The number of any Fund(s) record units; and
(c)	The Fund(s) record unit value.

Such number or values will be as of a specific
date no more than 60 days before the date of the
notice.

3.09	Loans:	Loans are not available under this Contract.

3.10	Systematic Withdrawal	A distribution option under which a portion of
	Option (SWO):	the Account's Current Value will automatically

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3.10	Systematic Withdrawal Option (SWO) (Cont'd):


be surrendered and distributed each year. SWO
payments will be calculated on the Account's
full Current Value. The distributed amount is
withdrawn pro rata from each investment option
under the Account. A Surrender Fee will not be
deducted from any portion of the Current Value
which is paid as a distribution under SWO.

Certificate Holders should consult their tax
adviser prior to requesting this distribution
option. Aetna will not be responsible for any
adverse tax consequences due to receiving SWO
payments.

(a)	Amount of Distribution: The Certificate Holder may elect one of the three payment methods described below.

(1) Specified Payment: Payments of a
designated dollar amount. The annual
amount may not be greater than the
percentage of the Current Value at time
of election as shown on Contract
Schedule I. This annual dollar amount
will remain constant. At its
discretion, Aetna may require a minimum
initial payment amount;

(2) Specified Period: Payments which are
made over a period of time which must
be at least 10 years. The annual amount
paid each year is calculated by
dividing the Current Value as of
December 31 of the prior year by the
number of payment years remaining; or

(3) Specified Percentage: Payment of a
designated percentage which cannot be
greater than the percentage of the
Current Value at the time of election
as shown on Contract Schedule I. The
percentage may be changed by written
request. Aetna reserves the right to
limit the number of times the
percentage may be changed. The annual
amount is calculated by multiplying the
Current Value as of December 31 of the
year prior to the payment by the
designated percentage.

(b)

Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

(c)	Date of Distribution: The Certificate Holder shall specify the initial distribution date.

The earliest date for distribution is the date on which the Certificate Holder attains age 59-1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

(d)	SWO payments will cease upon the Certificate Holder's or Annuitant's death. A
Beneficiary, however, may elect to continue SWO as provided in 3.12.
(e)

Election and Revocation: SWO may be elected by submitting a completed and signed election form to Aetna's home office. Once elected, this option may be revoked by the Certificate Holder or spousal Beneficiary, if elected after the Certificate Holder's

death,	by submitting a written request to
Aetna	at its home office. Any revocation
will	apply only to amounts not yet paid. SWO
may	be elected only once by the Certificate
Holder	or by the spousal Beneficiary.

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3.11 Death Benefit Amount:

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3.12	Death Benefit Options Available to Beneficiary:
3.12	Death Benefit Options Available to Beneficiary (Cont'd):


If the Certificate Holder or Annuitant dies
before Annuity payments start, the Beneficiary
is entitled to a death benefit under the
Account. If the Account is owned jointly, the
death benefit is paid at the death of the first
joint Certificate Holder to die. The claim date
is the date when proof of death and the
Beneficiary's claim are received in good order
at Aetna's home office. The amount of the death
benefit is determined as follows:

(a)	Death of Annuitant when the Certificate Holder is the Annuitant: The guaranteed death benefit is the greatest of:

(1) The sum of all Purchase Payment(s) made
to the Account (as of the date of
death) minus the sum of all amounts
surrendered, applied to an Annuity, or
deducted from the Account;

(2) The highest step up value, as of the
date of death, prior to the Annuitant's
75th birthday. A step-up value is
determined on each anniversary of the
Effective Date. Each step-up value is
calculated as the Account's Current
Value on the Effective Date
anniversary, increased by the amount of
any Purchase Payment(s) made, and
decreased by the sum of all amounts
surrendered, deducted, and/or applied
to an Annuity option since the
Effective Date anniversary.

(3) The Account's Current Value as of the
date of death.

The excess, if any, of the guaranteed death
benefit value over the Account's Current
Value is determined as of the date of death.
Any excess amount will be deposited to the
Account and allocated to Aetna Variable
Encore Fund as of the claim date. The
Current Value on the claim date plus any
excess amount deposited becomes the
Account's Current Value.

(b)	Death of the Certificate Holder if the Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A
Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract Schedule I).
(c)

Death of spousal Beneficiary who continued the Account: The death benefit amount equals the Account's Adjusted Current Value on the claim date, less any applicable Surrender Fee on Purchase Payments made since the death of the Certificate Holder or Annuitant.

Prior to any election, or until amounts must be
otherwise distributed under this section, the
Current Value will be retained in the Account.
The Beneficiary has the right to allocate or
reallocate any amount to any of the available
investment options (subject to an MVA if
applicable). The following options are available
to the Beneficiary:

(a)	When the Certificate Holder is the Annuitant if the Annuitant dies (or when the Certificate Holder is a nonnatural person if the Annuitant dies):

(1) If the Beneficiary is the surviving
spouse, the spousal Beneficiary will be
the successor Certificate Holder and may
exercise all Certificate Holder rights
under the Contract and continue in the
Accumulation Period, or may elect (i) or
(ii) below.

Under the Code, distributions from the
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3.12	Death Benefit Options Available to Beneficiary (Cont'd):


Account are not required until the
spousal Beneficiary's death. The spousal
Beneficiary may elect to:

(i)	Apply some or all of the Adjusted Current Value to an Annuity option (see 4.07);
(ii)	Receive, at any time, a lump sum payment equal to the Adjusted Current Value of the Account.

(2) If the Beneficiary is other than the
surviving spouse, options (i) or (ii)
above apply. Any portion of the Adjusted
Current Value not applied to an Annuity
option within one year of the death must
be distributed within five years of the
date of death.

(3) If no Beneficiary exists, a lump sum
payment equal to the Adjusted Current
Value must be made to the Annuitant's
estate within five years of the date of
death.

(4) If the Beneficiary is an entity, a lump
sum payment equal to the Adjusted
Current Value must be made within five
years of the date of death.

(b)	When the Certificate Holder is not the Annuitant when the Certificate Holder dies:

(1) If the Beneficiary is the Certificate
Holder's surviving spouse, the spousal
Beneficiary will be the successor
Certificate Holder and may exercise all
Certificate Holder rights under the
Contract and continue in the
Accumulation Period, or may elect (i) or
(ii), below. Under the Code,
distributions from the Account are not
required until the spousal Beneficiary's
death. The spousal Beneficiary may elect
to:

(i)	Apply some or all of the Adjusted Current Value to Annuity option 2 or 3 (see 4.07);
(ii)	Receive, at any time, a lump sum payment equal to the Surrender Value.

(2) If the Beneficiary is other than the
Certificate Holder's surviving spouse,
options (i) or (ii) under (1) above
apply. Any portion of the death benefit
not applied to an Annuity option within
one year of the Certificate Holder's
death must be distributed within five
years of the date of death.

(3) If no Beneficiary exists, a lump sum
payment equal to the Surrender Value
must be made to the Certificate Holder's
estate within five years of the date of
death.

(4) If the Beneficiary is an entity, a lump
sum payment equal to the Surrender Value
must be made within five years of the
date of death.

(c) When the Certificate Holder is a natural
person and not the Annuitant, when the
Annuitant dies, the Beneficiary (or the
Certificate Holder if no Beneficiary exists)
may elect to:

(i) Apply all or some of the Adjusted
Current Value to an Annuity option
within 60 days of the date of
death; or

(ii) Receive a lump sum payment equal
to the Adjusted Current Value.

3.13	Liquidation of	All or any portion of the Account's Current

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Surrender Value:

3.14 Surrender Fee:


3.15	Payment of Surrender Value:

Value may be surrendered at any time. Surrender
requests can be submitted as a percentage of the
Account value or as a specific dollar amount.
Net Purchase Payment amounts are withdrawn
first, and then the excess value, if any. For
any partial surrender, amounts are withdrawn on
a pro rata basis from the Fund(s) and/or the
Guaranteed Term(s) Groups of the AG Account in
which the Current Value is invested. Within a
Guaranteed Term Group, the amount to be
surrendered or transferred will be withdrawn
first from the oldest Deposit Period, then from
the next oldest, and so on until the amount
requested is satisfied.

After deduction of the Maintenance Fee, if
applicable, the surrendered amount shall be
reduced by a Surrender Fee, if applicable. An
MVA may apply to amounts surrendered from the AG
Account.

The Surrender Fee only applies to the Net
Purchase Payment(s) portion surrendered and
varies according to the elapsed time since
deposit (see Contract Schedule I). Net Purchase
Payment amounts are withdrawn in the same order
they were applied.

No Surrender Fee is deducted from any portion of
the Current Value which is paid:

(a)

To a Beneficiary due to the Annuitant's death before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

(b)	As a premium for an Annuity option (see 4.07);
(c)	As a distribution under the SWO provision (see 3.10);
(d)

At least 12 months after the date of the first Purchase Payment to the Account, in an amount equal to or less than 10% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's home office. This waiver is not available to the Certificate Holder while SWO is in effect;

(e)	For a full surrender of the Account where the Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;
(f)	By Aetna under 3.16; or
(g)	If the Annuitant has spent at least 45
consecutive	days in a licensed nursing care
facility	and each of the following
conditions	are met:

(1) more than one calendar year has elapsed
since the date the certificate was
issued; and

(2) the surrender is requested within 3
years of admission to a licensed nursing
care facility.

This waiver does not apply if the Annuitant was
in a nursing care facility at the time the
certificate was issued.

Under certain emergency conditions, Aetna may
defer payment:

(a)	For a period of up to 6 months (unless not allowed by state law); or
(b)	As provided by federal law.

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

3.16	Payment of Adjusted Current Value:
IV.	ANNUITY PROVISIONS

Upon 90 days' written notice to the Certificate
Holder, Aetna will terminate any Account if the
Current Value becomes less than $2,500
immediately following any partial surrender.
Aetna does not intend to exercise this right in
cases where an Account Current Value is reduced
to $2,500 or less solely due to investment
performance. A Surrender Fee will not be
deducted from the Adjusted Current Value.

- --------------------------------------------------------------------------------

4.01 Choices:

4.02	Terms of Annuity Options:


4.02	Terms of Annuity Options (Cont'd):

The Certificate Holder may tell Aetna to apply any portion of the Adjusted Current Value (minus any premium tax, if applicable,) to any Annuity option (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the later of:

(a)	The first day of the month following the Annuitant's 85th birthday; or
(b)	The tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity, the Certificate Holder may tell Aetna to make a lump sum payment.

When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

(a)	A Fixed Annuity using the General Account;
(b)	A Variable Annuity using any of the Fund(s) available under this Contract for Annuity purposes; or
(c)	A combination of (a) and (b).

If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

(a)	When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.
(b)	An Annuity option may not be elected if the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law).

Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(c)	If a Fixed Annuity is chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.
(d)

For purposes of calculating the guaranteed first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009.

The Annuitant's and second Annuitant's age will be reduced by one additional year for

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

4.03	Death of Annuitant/Beneficiary:
4.03	Death of Annuitant/Beneficiary (Cont'd):

Annuity commencement dates occurring in each
succeeding decade.

The Annuity purchase rates for options 2 and 3
are based on mortality from 1983 Table a.

(e)

Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

(f)	Once elected, Annuity payments cannot be commuted to a lump sum except for Variable Annuity payments under option 1 (see 4.07).
The life expectancy of the Annuitant or the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

(a)

Certificate Holder is Annuitant: When the Certificate Holder is the Annuitant and the Annuitant dies under option 1 or 2, or both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.

If option 3 has been elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holder's, the surviving joint Certificate Holder will be deemed the successor payee.

(b)

Certificate Holder is Not Annuitant: When the Certificate Holder is not the Annuitant and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has

been	designated, the Beneficiary will be
treated	as the successor payee. If the
Account	has joint Certificate Holder's, the
surviving	joint Certificate Holder will be
deemed	the successor payee.

If the Annuitant dies under option 1 or 2, or
both the Annuitant and the second Annuitant die
under option 3(d), the present value of any
remaining guaranteed payments will be paid in
one sum to the Beneficiary, or upon the election
by the Beneficiary, any remaining payments will
continue to the Beneficiary. If option 3 has
been elected, and the Annuitant dies, the
remaining payments will continue to the
Certificate Holder.

(c)

No Beneficiary Named/Surviving: If there is no Beneficiary, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

(d)

If the Beneficiary or the successor payee dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.


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4.04	Fund(s) Annuity Units -- Separate Account:
4.04	Fund(s) Annuity Units Separate Account (Cont'd):
4.05	Fund(s) Annuity Unit Value -- Separate Account:
4.06	Annuity Net
Return Factor(s) -- Separate Account:


(e)	The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's home office.
The interest rate used to determine the first payment will be used to calculate the present value.

The number of each Fund's Annuity Units is based
on the amount of the first Variable Annuity
payment which is equal to:

(a)	The portion of the Current Value applied to pay a Variable Annuity (minus any premium tax); divided by
(b)	1,000; multiplied by
(c)	The payment rate for the option chosen.

Such amount, or portion, of the variable payment
will be divided by the appropriate Fund Annuity
unit value (see 4.05) on the tenth Valuation
Period before the due date of the first payment
to determine the number of each Fund Annuity
units. The number of each Fund Annuity units
remains fixed. Each future payment is equal to
the sum of the products of each Fund Annuity
unit value multiplied by the appropriate number
of units. The Fund Annuity unit value on the
tenth Valuation Period prior to the due date of
the payment is used.

For any Valuation Period, a Fund Annuity unit
value is equal to:

(a)	The value for the previous Period; multiplied by
(b)	The Annuity net return factor(s) (see 4.06 below) for the Period; multiplied by
(c)	A factor to reflect the assumed annual net return rate (see Contract Schedule II).

The dollar value of a Fund Annuity unit values
and Annuity payments may go up or down due to
investment gain or loss.

The Annuity net return factor(s) are used to
compute all Separate Account Annuity Payments
for any Fund. The Annuity net return factor(s)
for each Fund is equal to 1.0000000 plus the net
return rate.

The net return rate is equal to:

(a)	The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

(b)	The value of the shares of the Fund held by
	the	Separate Account at the start of the
	Valuation	Period; plus or minus
(c)	Taxes (or reserves for taxes) on the
	Separate	Account (if any); divided by
(d)	The total value of the Fund(s) record units
	and	Fund(s) Annuity units of the Separate
	Account	at the start of the Valuation
	Period;	minus
(e)	A daily charge for Annuity mortality and
	expense	risks, which may include profit, and
	a	daily administrative charge ( at the
	annual	rate as shown on Contract Schedule
	II)	.
A	net return rate may be more or less than 0%.

The value of a share of the Fund is equal to the
net assets of the Fund divided by the number of
shares outstanding.

Payments shall not be changed due to changed due
to changes in the mortality or expenses results
or administrative charges.

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4.07	Annuity Options:	Option 1 -- Payments for a Stated Period of Time
-- An Annuity will be paid for the number of
years chosen. The number of years must be at
least 5 and not more than 30.

If payments for this option are made under a
Variable Annuity, the present value of any
remaining payments may be withdrawn at any time.
If a withdrawal is requested within 3 years
after the start of payments, it will be treated
as a surrender and any applicable Surrender Fee
will be applied (see 3.14).

If a nonspouse Beneficiary elects this option at
the death of the Certificate Holder, the period
selected may not extend beyond the Beneficiary's
life expectancy.

Option 2 -- Life Income -- An Annuity will be
paid for the life of the Annuitant. If also
chosen, Aetna will guarantee payments for 60,
120, 180, or 240 months.

Option 3 -- Life Income Based upon the Lives of
Two Annuitants -- An Annuity will be paid during
the lives of the Annuitant and a second
Annuitant. Payments will continue until both
Annuitants have died. When this option is
chosen, a choice must be made of:


(a)	100% of the payment to continue after the first death;
(b)	66-2/3% of the payment to continue after the first death;
(c)	50% of the payment to continue after the first death;
(d)	Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

Other Options -- Aetna may make other options
available as allowed by the laws of the state in
which this Contract and the Certificate is
delivered.


			OPTION 1

		Payments for a Stated Period of Time

	Amount of First Monthly Payment for Each $1,000
	After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%
------------------------------------------------------------------
	Guaranteed Monthly		Quarterly Semi-Annual Annual
Years	Rate	Payment	Payment	Payment	Payment
------------------------------------------------------------------
3	3.00%	$28.99	$86.76	$172.88	$343.23
4	3.00%	22.06	66.02	131.56	261.19
5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt						03/23/2018

22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

------------------------------------------------------------------
30


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

     Payments Guaranteed for a Stated Period of Months ----------------------------------------------------------------------

Adjusted Age of
Annuitant	None	60	120	180	240

----------------------------------------------------------------------

50	$4.05	$4.05	$4.03	$3.99	$3.93
51	4.12	4.11	4.09	4.05	3.99
52	4.19	4.19	4.16	4.11	4.04
53	4.27	4.26	4.23	4.18	4.10
54	4.35	4.34	4.31	4.25	4.16

55	4.44	4.42	4.39	4.32	4.22
56	4.53	4.51	4.47	4.40	4.29
57	4.62	4.61	4.56	4.48	4.35
58	4.72	4.71	4.65	4.56	4.42
59	4.83	4.81	4.75	4.64	4.49

60	4.95	4.93	4.86	4.73	4.55
61	5.07	5.05	4.97	4.83	4.62
62	5.20	5.17	5.08	4.92	4.69
63	5.34	5.31	5.20	5.02	4.76
64	5.49	5.45	5.33	5.12	4.83

65	5.65	5.61	5.47	5.22	4.89
66	5.82	5.77	5.61	5.33	4.96
67	6.01	5.94	5.75	5.44	5.02
68	6.20	6.13	5.91	5.54	5.08
69	6.41	6.33	6.07	5.65	5.14

70	6.64	6.54	6.23	5.76	5.19
71	6.88	6.76	6.41	5.86	5.24
72	7.14	7.00	6.59	5.97	5.28
73	7.43	7.26	6.77	6.06	5.32
74	7.73	7.53	6.96	6.16	5.35

75	8.06	7.82	7.14	6.25	5.38

     ----------------------------------------------------------------------Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

- --------------------------------------------------------------------------------
Adjusted Ages
- --------------------
	Second
Annuitant Annuitant Option 3a Option 3b				Option 3c	Option 3d	Option 3e
- -------------------------------------------------------------------------------

55	50	$3.69	$4.05	$4.27	$3.69	$4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt							03/23/2018

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13

- -------------------------------------------------------------------------------Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

- --------------------------------------------------------------------------------

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	3.50%	$29.19	$87.33	$173.91	$344.86
4	3.50%	22.27	66.61	132.65	263.04
5	3.50%	18.12	54.19	107.92	213.99
6	3.50%	15.35	45.92	91.44	181.32
7	3.50%	13.38	40.01	79.69	158.01
8	3.50%	11.90	35.59	70.88	140.56
9	3.50%	10.75	32.16	64.05	127.00
10	3.50%	9.83	29.42	58.59	116.18
11	3.50%	9.09	27.18	54.13	107.34
12	3.50%	8.46	25.32	50.42	99.98
13	3.50%	7.94	23.75	47.29	93.78
14	3.50%	7.49	22.40	44.62	88.47
15	3.50%	7.10	21.24	42.31	83.89
16	3.50%	6.76	20.23	40.29	79.89
17	3.50%	6.47	19.34	38.51	76.37
18	3.50%	6.20	18.55	36.94	73.25
19	3.50%	5.97	17.85	35.54	70.47
20	3.50%	5.75	17.22	34.28	67.98
21	3.50%	5.56	16.65	33.15	65.74
22	3.50%	5.39	16.13	32.13	63.70
23	3.50%	5.24	15.66	31.19	61.85
24	3.50%	5.09	15.24	30.34	60.17
25	3.50%	4.96	14.85	29.56	58.62
26	3.50%	4.84	14.49	28.85	57.20
27	3.50%	4.73	14.15	28.19	55.90
28	3.50%	4.63	13.85	27.58	54.69
29	3.50%	4.53	13.57	27.02	53.57
30	3.50%	4.45	13.30	26.49	52.53

- --------------------------------------------------------------------------------


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

	Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%
- --------------------------------------------------------------------------------
	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment
- --------------------------------------------------------------------------------
3	5.00%	$29.80	$89.04	$176.99	$349.72
4	5.00%	22.89	68.38	135.93	268.58
5	5.00%	18.74	56.00	111.33	219.98
6	5.00%	15.99	47.77	94.96	187.64
7	5.00%	14.02	41.90	83.30	164.59
8	5.00%	12.56	37.52	74.58	147.35
9	5.00%	11.42	34.11	67.81	133.99
10	5.00%	10.51	31.40	62.42	123.34
11	5.00%	9.77	29.19	58.03	114.66
12	5.00%	9.16	27.36	54.38	107.45
13	5.00%	8.64	25.81	51.31	101.39
14	5.00%	8.20	24.50	48.69	96.21
15	5.00%	7.82	23.36	46.44	91.75

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt						03/23/2018

16	5.00%	7.49	22.37	44.47	87.88
17	5.00%	7.20	21.51	42.75	84.48
18	5.00%	6.94	20.74	41.23	81.47
19	5.00%	6.71	20.06	39.88	78.80
20	5.00%	6.51	19.46	38.68	76.42
21	5.00%	6.33	18.91	37.59	74.28
22	5.00%	6.17	18.42	36.62	72.35
23	5.00%	6.02	17.98	35.73	70.61
24	5.00%	5.88	17.57	34.93	69.02
25	5.00%	5.76	17.20	34.20	67.57
26	5.00%	5.65	16.87	33.53	66.25
27	5.00%	5.54	16.56	32.92	65.04
28	5.00%	5.45	16.28	32.35	63.93
29	5.00%	5.36	16.01	31.83	62.90
30	5.00%	5.28	15.77	31.35	61.95

- --------------------------------------------------------------------------------


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Payments Guaranteed for a Stated Period of Months
-----------------------------------------------------------------

Adjusted
Age of	None	60	120	180	240

Annuitant
-----------------------------------------------------------------

50	$4.34	$4.34	$.31	$4.27	$4.22
51	4.41	4.40	4.38	4.33	4.27
52	4.48	4.47	4.45	4.40	4.32
53	4.56	4.55	4.52	4.46	4.38
54	4.64	4.63	4.59	4.53	4.44

55	4.72	4.71	4.67	4.60	4.50
56	4.81	4.80	4.75	4.67	4.56
57	4.91	4.89	4.84	4.75	4.62
58	5.01	4.99	4.93	4.83	4.69
59	5.12	5.10	5.03	4.92	4.75

60	5.23	5.21	5.13	5.00	4.82
61	5.36	5.33	5.24	5.09	4.88
62	5.49	5.45	5.35	5.19	4.95
63	5.63	5.59	5.47	5.28	5.02
64	5.78	5.73	5.60	5.38	5.08

65	5.94	5.89	5.73	5.48	5.15
66	6.11	6.05	5.87	5.58	5.21
67	6.29	6.22	6.02	5.69	5.27
68	6.49	6.41	6.17	5.79	5.33
69	6.70	6.60	6.33	5.90	5.38

70	6.92	6.81	6.49	6.00	5.43
71	7.17	7.04	6.66	6.10	5.48
72	7.43	7.27	6.84	6.20	5.52
73	7.71	7.53	7.02	6.30	5.55
74	8.02	7.80	7.20	6.39	5.59

75	8.35	8.08	7.38	6.48	5.62

     -----------------------------------------------------------------Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

	Payments Guaranteed for a Stated Period of Months
- --------------------------------------------------------------------------------
Adjusted Age of
Annuitant	None	60	120	180	240
- --------------------------------------------------------------------------------
50	$5.26	$5.25	$5.22	$5.17	$5.11
51	5.33	5.32	5.28	5.23	5.15
52	5.40	5.38	5.34	5.29	5.20

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt						03/23/2018

53	5.47	5.45	5.41	5.35	5.26
54	5.54	5.53	5.48	5.41	5.31

55	5.63	5.61	5.56	5.47	5.36
56	5.71	5.69	5.63	5.54	5.42
57	5.80	5.78	5.72	5.61	5.47
58	5.90	5.88	5.81	5.69	5.53
59	6.01	5.98	5.90	5.77	5.59

60	6.12	6.09	6.00	5.85	5.65
61	6.24	6.21	6.10	6.93	5.71
62	6.37	6.33	6.21	6.02	5.77
63	6.51	6.46	6.33	6.11	5.83
64	6.66	6.60	6.45	6.20	5.89

65	6.82	6.75	6.57	6.30	5.95
66	6.99	6.91	6.71	6.39	6.01
67	7.17	7.08	6.85	6.49	6.06
68	7.36	7.27	6.99	6.59	6.12
69	7.57	7.46	7.15	6.69	6.17

70	7.80	7.67	7.30	6.78	6.21
71	8.05	7.89	7.47	6.88	6.25
72	8.31	8.13	7.64	6.97	6.29
73	8.59	8.38	7.81	7.06	6.33
74	8.90	8.64	7.99	7.15	6.36

75	9.23	8.93	8.16	7.23	6.38

- --------------------------------------------------------------------------------Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

- --------------------------------------------------------------------------------Adjusted Ages - -----------------------Second Annuitant Annuitant Option 3a Option 3b Option 3c Option 3d Option 3e - --------------------------------------------------------------------------------

55	50	$3.97	$4.35	$4.56	$3.97	$4.31
55	55	4.16	4.54	4.76	4.15	4.42
55	60	4.27	4.73	5.00	4.26	4.48

60	55	4.27	4.73	5.00	4.26	4.70
60	60	4.51	4.99	5.27	4.50	4.84
60	65	4.66	5.25	5.61	4.65	4.93

65	60	4.66	5.25	5.61	4.65	5.22
65	65	4.99	5.61	5.99	4.98	5.42
65	70	5.19	5.97	6.44	5.17	5.54

70	65	5.19	5.97	6.44	5.17	5.93
70	70	5.67	6.49	6.99	5.62	6.23
70	75	5.95	6.96	7.61	5.87	6.40

75	70	5.95	6.96	7.61	5.87	6.95
75	75	6.64	7.73	8.43	6.48	7.40
75	80	7.04	8.39	9.29	6.79	7.64

- --------------------------------------------------------------------------------Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

- --------------------------------------------------------------------------------Adjusted Ages - --------------------Second

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt

03/23/2018

Annuitant Annuitant Option 3a Option 3b Option 3c Option 3d Option 3e - --------------------------------------------------------------------------------

55	50	$4.88	$5.26	$5.48	$4.88	$5.23
55	55	5.04	5.44	5.66	5.04	5.32
55	60	5.15	5.63	5.91	5.14	5.38

60	55	5.15	5.63	5.91	5.14	5.59
60	60	5.37	5.87	6.16	5.37	5.72
60	65	5.52	6.14	6.51	5.51	5.80

65	60	5.52	6.14	6.51	5.51	6.10
65	65	5.83	6.49	6.87	5.82	6.29
65	70	6.04	6.84	7.34	6.00	6.41

70	65	6.04	6.84	7.34	6.00	6.81
70	70	6.49	7.35	7.87	6.44	7.08
70	75	6.77	7.84	8.51	6.68	7.25

75	70	6.77	7.84	8.51	6.68	7.81
75	75	7.45	8.60	9.33	7.27	8.25
75	80	7.86	9.28	10.20	7.57	8.49

- --------------------------------------------------------------------------------Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


- --------------------------------------------------------------------------------

Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
P.O. Box 30670
Hartford, Connecticut 06150-0670
(800) 531-4547

Certificate of Group Annuity Coverage

- --------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt

03/23/2018